SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant    [  ]
Filed by a Party other than the Registrant    [x]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ X ]	Soliciting Material Pursuant to § 240.14a-12
RED ROBIN GOURMET BURGERS, INC.
(Name of Registrant as Specified In Its Charter)
Vintage Capital Management, LLC
Kahn Capital Management, LLC
Brian Kahn
Anthony Ackil
Kenneth Todd Evans
Stephen J. Lombardo, III
Craig S. Miller
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

On February 26, 2020, Vintage Capital Management, LLC issued a press release regarding the submission of a nomination notice to Red Robin Gourmet Burgers, Inc. A copy of the press release is attached hereto as Exhibit 1 and incorporated herein by reference.
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In connection with their intended proxy solicitation, Vintage Capital Management, LLC (“Vintage”) and/or certain of its affiliates intend to file a proxy statement with the Securities and Exchange Commission (the “SEC”) to solicit stockholders of the Company.
SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY VINTAGE AND/OR ITS AFFILIATES FROM THE STOCKHOLDERS OF RED ROBIN GOURMET BURGERS, INC. (THE “COMPANY”) FOR USE AT ITS 2020 ANNUAL MEETING OF STOCKHOLDERS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF THE COMPANY AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV.
In accordance with Rule 14a-12(a)(1)(i) under the Securities Exchange Act of 1934, as amended, the following persons are anticipated to be, or may be deemed to be, participants in any such proxy solicitation:  Vintage Capital Management, LLC, Kahn Capital Management, LLC, Brian Kahn, Anthony Ackil, Kenneth Todd Evans, Stephen J. Lombardo, III, and Craig S. Miller. Certain of these persons hold or may be deemed to hold direct or indirect interests as of 4:00 p.m. New York City time on February 25, 2020 as follows:  Vintage owns of record 100 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, and may be deemed to beneficially own 1,500,000 shares of Common Stock (including the 100 shares of Common Stock owned of record); and each of Kahn Capital Management, LLC and Brian Kahn, due to their relationship with Vintage, may be deemed to beneficially own the 1,500,000 shares of Common Stock owned by Vintage.  Each of the nominees of Vintage has an interest in being nominated and elected as a director of the Company but, as of 4:00 p.m., New York City time, on February 25, 2020, no Vintage nominee beneficially owns any shares of Common Stock.

Exhibits
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Exhibit 1 Press Release issued by Vintage Capital Management, LLC on February 26, 2020.

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